UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2016

Tessera Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-37956	81-4465732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 1, 2016, as described in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 19, 2016, among Tessera Technologies, Inc. (“Tessera Technologies”), DTS, Inc. (“DTS”), Tessera Holding Corporation (f/k/a Tempe Holdco Corporation) (“Tessera Holding”), Tempe Merger Sub Corporation (“Parent Merger Sub”) and Arizona Merger Sub Corporation (“Company Merger Sub,” and together with Parent Merger Sub, the “Merger Subs”), Tessera Technologies implemented a holding company reorganization whereby Parent Merger Sub merged with and into Tessera Technologies (the “Parent Merger”), with Tessera Technologies as the surviving corporation, and thereafter Company Merger Sub merged with and into DTS (the “Company Merger” and, together with the Parent Merger, the “Mergers”), with DTS as the surviving corporation. As a result of the Mergers, both DTS and Tessera Technologies became wholly owned subsidiaries of Tessera Holding. Following the Parent Merger, Tessera Holding, a Delaware corporation, became the successor issuer to Tessera Technologies, a Delaware corporation, pursuant to Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 1.01 Entry into a Material Definitive Agreement.

Indemnification Agreements

Effective as of December 1, 2016, Tessera Holding entered into indemnification agreements (the “Indemnification Agreements”) with the directors and certain officers of Tessera Holding that are substantially similar to the indemnification agreements entered into by and between Tessera Technologies and its directors and officers prior to the Parent Merger. The Indemnification Agreements provide indemnification to such directors and officers arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of such person’s powers, duties or responsibilities as a director or officer of Tessera Holding or any of its subsidiaries. Further, pursuant to the Indemnification Agreements, Tessera Holding agrees to advance expenses incurred in defense of these proceedings, on the terms and conditions set forth in the Indemnification Agreements. The Indemnification Agreements also provide procedures for requesting and obtaining indemnification and advancement of expenses.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreements, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

The directors of Tessera Holding are the directors of Tessera Technologies prior to the Parent Merger and Dave Habiger. Tudor Brown, John Chenault, Richard S. Hill, Thomas Lacey, George A. Riedel, Christopher A. Seams and Donald E. Stout became the directors of Tessera Holding effective as of December 1, 2016. Dave Habiger became a director of Tessera Holding effective as of December 6, 2016.

		Directors
Name		Age	AC	CC	NGC
Tudor Brown		58		M	C
John Chenault		69	C
Dave Habiger		47
Richard S. Hill		64			M
Thomas Lacey		58
George A. Riedel		58	M	M
Christopher A. Seams		54	M	C
Donald E. Stout		70			M
AC	Audit Committee
CC	Compensation Committee
NGC	Nominating and Governance Committee
M	Member
C	Chair

Biographical information about Tessera Holding’s directors other than Mr. Habiger, and information about the compensation arrangements continuing in effect for all such directors, is included in Tessera Technologies’ Schedule 14A for the 2016 Annual Meeting of Stockholders under “Election of Directors,” and is incorporated herein by reference.

Dave Habiger served as a board member at DTS, Inc. from March 2014 until its acquisition by Tessera on December 1, 2016, and was most recently the chair of the Compensation Committee and a member of the Audit Committee. Currently, Mr. Habiger is a senior advisor at Silver Lake Partners and a venture partner with the Pritzker Group. Previously, Mr. Habiger served as the interim CEO and member of the board of directors at Textura, a software company focused on construction management, through its sale to Oracle in April 2016. He also served as CEO of NDS Group Ltd., a provider of video software and content security solutions. Mr. Habiger served as CEO and president of Sonic Solutions from 2005 to 2011 where he helped grow the company to its leading position in Digital Media. Mr. Habiger received a bachelor’s degree in business administration from St. Norbert College and an M.B.A. from the University of Chicago.

The following persons have been named as the executive officers of Tessera Holding, and shall serve as such until removed by an affirmative vote of the majority of the Board of Directors of Tessera Holding (the “Board”) or until their resignation:

Executive Officers

Name	Age	Position
Robert Andersen	52	Executive Vice President and Chief Financial Officer
Thomas Lacey	58	Chief Executive Officer
Jon Kirchner	49	President
Geir Skaaden	49	Chief Products and Services Officer

Robert Andersen is executive vice president and chief financial officer of Tessera Holding Corporation. He became executive vice president and CFO of Tessera Technologies, Inc. in January 2014. Prior to joining Tessera, he served as executive vice president and CFO of G2 Holdings Corp. d/b/a Components Direct, which was acquired by Avnet, Inc. Robert previously served as CFO at Phoenix Technologies Ltd., which was acquired by an affiliate of Marlin Equity Partners. Prior to his time at Phoenix Technologies, he held senior financial roles at Wind River Systems, Inc. and NextOffice, Inc. His finance career began at Hewlett-Packard Company, where he served in various controller, treasury and technology finance management roles. Robert currently serves on the board of directors of publicly traded Quantum Corporation. Robert holds a B.A. in economics from the University of California, Davis, and an MBA from the Anderson School of Management at the University of California, Los Angeles.

Thomas Lacey is chief executive officer of Tessera Holding Corporation. He joined Tessera Technologies, Inc.’s board of directors in May 2013 and was also Tessera Technologies, Inc.’s chief executive officer. He is the former chairman and CEO of Components Direct. Previously, Tom served as the president, CEO and a director of Phoenix Technologies Ltd., and as the corporate vice president and general manager of the SunFab™ Thin Film Solar Products group of Applied Materials, Inc. He has held multiple executive-level positions with companies including President of Flextronics International’s Components Division, now Vista Point Technologies; Chairman and CEO of International Display Works; and Intel Corp roles including President of Intel Americas and Vice President and General Manager of Intel’s Flash business unit. Tom currently serves on the board of directors of publicly traded DSP Group, Inc., where he is the chairman of the audit committee. He holds a B.A. in computer science from the University of California, Berkeley, and an MBA from the Leavey School of Business at Santa Clara University.

Jon E. Kirchner is president of Tessera Holding Corporation. He served as DTS, Inc.’s Chairman of the Board of Directors and Chief Executive Officer from 2010 to December 2016 and had been a member of DTS, Inc.’s Board of Directors from 2002 to December 2016. From 2001 to 2010, he served as DTS, Inc.’s Chief Executive Officer. Prior to his tenure as Chief Executive Officer, Mr. Kirchner served at DTS from 1993 to 2001 in a number of senior leadership roles including President, Chief Operating Officer and Chief Financial Officer. Prior to joining DTS, Inc., Mr. Kirchner worked for the consulting and audit groups at Price Waterhouse LLP (now PricewaterhouseCoopers LLP), an international accounting firm. In 2012, Mr. Kirchner received the Ernst & Young Technology Entrepreneur of the Year Award for Greater Los Angeles. In 2011, Mr. Kirchner was honored by the Producers Guild of America, receiving the “Digital 25: Leaders in Emerging Entertainment” award for being among the visionaries that have made significant contributions to the advancement of digital entertainment and storytelling. Mr. Kirchner currently serves on the Board of Directors of Free Stream Media Corporation (Samba TV), a leader in developing cross platform TV experiences for consumers and advertisers. Mr. Kirchner is a Certified Public Accountant and received a B.A. in Economics, cum laude, from Claremont McKenna College.

Geir Skaaden is chief products and services officer of Tessera Holding Corporation and leads global sales, business development and product management for our portfolio of imaging and audio solutions. He has served as DTS, Inc.’s Executive Vice President, Products, Platforms and Solutions since October 2015, having previously served as DTS, Inc.’s Senior Vice President, Corporate Business Development, Digital Content and Media Solutions since December 2013. Prior to that, Mr. Skaaden served as DTS, Inc.’s Senior Vice President, Products & Platforms from April 2012 to December 2013. From 2008 to 2012, Mr. Skaaden served in a number of positions overseeing numerous aspects including strategic sales, licensing operations, and business development. Prior to joining DTS, Inc. in 2008, Mr. Skaaden served as the Chief Executive Officer at Neural Audio Corporation from 2004 to 2008, where he previously served as Vice President, Corporate Development from 2002 to 2004. Mr. Skaaden holds a B.A. in Finance from the University of Oregon, a Business degree from the Norwegian School of Management and an M.B.A. from the University of Washington.

Severance Arrangements with Jon E. Kirchner

Effective December 1, 2016, Tessera Holding entered into a severance agreement and a change in control severance agreement with Mr. Kirchner.

Severance Agreement with Mr. Kirchner

Mr. Kirchner’s severance agreement provides that, if his employment is terminated by us without cause or if he resigns for good reason, except as provided in the following paragraph, he will be entitled to receive the following severance payments and benefits:

•	a lump sum cash payment equal to 100% of his annual base salary;

•	his target annual bonus for the calendar year in which in which termination occurs (which bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination);

•	continuation of health benefits for a period of up to 18 months following the date of termination; and

•	immediate acceleration of vesting of his outstanding equity awards, excluding any performance-based awards where such acceleration is not specifically provided for pursuant to the grant documents, that would have vested over the 12-month period following the date of his separation from service had he remained continuously employed during such period.

In addition, the severance agreement provides that if Mr. Kirchner has a separation of service due to his resignation for any reason or if his employment is terminated by Tessera Holding without cause, in either case, prior to June 1, 2017, he will be entitled to receive the following payments and benefits in lieu of the severance payments and benefits described above:

•	a lump sum cash payment equal to 200% of his annual base salary at the time of termination, or, if higher his annual base salary as in effect immediately prior to December 1, 2016;

•	a lump sum cash payment in the amount determined by multiplying (i) the dollar amount equal to the amount of his full retention bonus under the DTS, Inc. 2016 Executive Retention Bonus Plan and Letter Agreement by (ii) a fraction where the numerator is the number of days that have elapsed from December 1, 2016 through the date of his separation from service and the denominator is 548;

•	200% of his most recently received annual bonus, or, if higher, the average of his annual bonuses for the three years immediately preceding the date of his separation from service;

•	continuation of health benefits for a period of up to 24 months following the date of termination;

•	immediate acceleration of vesting of his outstanding stock options and stock appreciation rights that were outstanding as of December 1, 2016 and an extension of the exercise period of his stock options and stock appreciation rights until 5 years from the date of termination, or, if earlier, the remaining life of the equity grants;

•	18 months outplacement services provided by an outplacement vendor selected by Tessera Holding; and

•	his full bonus amount under the DTS, Inc. 2016 Executive Retention Bonus Plan and Letter Agreement, reduced by an amount equal to (i) the number of shares subject to any equity awards that were outstanding as of December 1, 2016 that have vested during the period after December 1, 2016 through the date of his separation from service multiplied by (ii) the fair market value per share of such shares as of the date of his separation of service (less, in the case of stock options or stock appreciation rights, the exercise price per share and the cost of exercising any such equity), less applicable withholding taxes.

The severance benefits described above will be paid upon Mr. Kirchner’s execution of a general release of claims in favor of Tessera Holding and subject to his continued compliance with the confidentiality and proprietary rights covenant set forth in the severance agreement.

In addition, the severance agreement provides that Mr. Kirchner is entitled to receive up to a maximum of $25,000 for reimbursement of legal fees and expenses incurred in connection with negotiating and executing the agreement.

The severance agreement expires on December 1, 2018 or, if earlier, the date on which all payments or benefits required thereunder have been paid or provided in their entirety.

Change in Control Severance Agreement with Mr. Kirchner

The change in control severance agreement between Tessera Holding and Mr. Kirchner provides that if his employment is involuntarily terminated without cause or he resigns for good reason, in either case, within 60 days prior to or within 18 months following a change in control of Tessera Holding, he will be entitled to receive the following severance payments and benefits:

•	a lump sum cash payment equal to 200% of the sum of (i) his annual base salary and (ii) his target annual bonus for the calendar year in which in which termination occurs;

•	continuation of health benefits for a period of up to 18 months following the date of termination; and

•	immediate acceleration of vesting of his outstanding equity awards (with any performance-based awards vesting at target, except to the extent alternative acceleration is specifically provided for pursuant to the grant documents) as of the later of the date of termination or the date of such change in control.

The severance benefits described above will be reduced by any severance benefits payable to Mr. Kirchner under his severance agreement and will be paid upon Mr. Kirchner’s execution of a general release of claims in favor of Tessera Holding and subject to his continued compliance with the confidentiality and proprietary rights covenant set forth in the change in control severance agreement.

The change in control severance agreement will expire on December 1, 2018, or, if earlier, the date on which all payments or benefits required thereunder have been paid or provided in their entirety; provided, that the term will automatically be extended for 18 months following a change in control of Tessera Holding if the term would otherwise have expired during such 18-month period. For purposes of the change in control severance agreement, the Mergers do not constitute a change in control.

The foregoing description of the severance agreement and change in control severance agreement for Mr. Kirchner does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed as exhibits to the Annual Report on Form 10-K to be filed with Tessera Holding for the period ending December 31, 2016.

Other Information

Other information about the compensation arrangements continuing in effect for executive officers is included in Tessera Technologies’ Schedule 14A for the 2016 Annual Meeting of Stockholders under “Compensation Discussion and Analysis” and “Compensation of Executive Officers.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of December 6, 2016, the Board approved an amendment (the “Amendment”) to Section 3.2 of Tessera Holding’s Amended and Restated Bylaws to increase the size of the Board from seven members to eight members.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On December 7, 2016, Tessera Holding issued a press release announcing the appointment of Mr. Habiger to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws, effective as of December 6, 2016

10.1	Form of Indemnification Agreement

99.1	Press Release dated December 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2016

TESSERA HOLDING CORPORATION

By:	/s/ Robert Andersen
Name:	Robert Andersen
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws, effective as of December 6, 2016

10.1	Form of Indemnification Agreement

99.1	Press Release dated December 7, 2016